Cousins

Q2 2026 EARNINGS RELEASE & SUPPLEMENTAL INFORMATION

Cousins Properties	1	Q2 2026 Supplemental Information

TABLE OF CONTENTS

Pictured Above: Promenade Central, Atlanta, GA
Pictured on Cover: 300 Colorado and Colorado Tower, Austin, TX

Cousins Properties	2	Q2 2026 Supplemental Information

FORWARD-LOOKING STATEMENTS
Certain matters contained in this report are “forward-looking statements” within the meaning of the federal securities laws and are subject to uncertainties and risks, as itemized herein. These forward-looking statements include information about possible or assumed future results of the business and our financial condition, liquidity, results of operations, plans, expectations, and objectives. Examples of forward-looking statements in this earnings release and supplemental information include the Company’s guidance and underlying assumptions; projected capital expenditures;
industry trends; future occupancy or volume and velocity of leasing activity; and entry into new markets.
Any forward-looking statements are based upon management's beliefs, assumptions, and expectations of our future performance, taking into account information that is currently available. These beliefs, assumptions, and expectations may change as a result of possible events or factors, not all of which are known. If a change occurs, our business, financial condition, liquidity, and results of operations may vary materially from those expressed in forward-looking statements. Actual results may vary from forward-looking statements due to, but not limited to, the following: the risks and uncertainties related to the impact of changes in general economic and capital market conditions (on an international or national basis or within the markets in which we operate), including changes in inflation, changes in interest rates, supply chain disruptions, labor market disruptions (including changes in unemployment), dislocation and volatility in capital markets, and potential longer-term changes in consumer and customer behavior resulting from the severity and duration of any downturn, adverse conditions or uncertainty in the U.S. or global economy; risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases on favorable terms and on anticipated schedules); any adverse change in the financial condition or liquidity of one or more of our tenants or borrowers under our real estate debt investments; changes in customer preferences regarding space utilization; changes in customers’ financial condition; the availability, cost, and adequacy of insurance coverage;
competition from other developers, investors, owners, and operators of real estate; the failure to achieve anticipated benefits from intended or completed acquisitions, developments, investments, or dispositions; the cost and availability of financing, the effectiveness of any interest rate hedging contracts, and any failure to comply with debt covenants under credit agreements; the effect of common stock, debt, or operating partnership unit issuances; threatened terrorist attacks or sociopolitical unrest such as political instability, civil unrest, armed hostilities, or political activism and the potential impact of the same upon our day-to-day building operations; the immediate and long-term impact of the outbreak of a highly infectious or contagious disease on our and our customers’ financial condition; risks associated with security breaches through cyberattacks, cyber intrusions, or otherwise; risks associated with the adoption and usage of artificial intelligence; changes in senior management, the Board of
Directors, or key personnel; the potential liability for existing or future environmental or other applicable regulatory requirements, including the requirements to qualify for taxation as a real estate investment trust; the financial condition and liquidity of, or disputes with, joint venture partners;
material changes in dividend rates on common shares or other securities or the ability to pay those dividends; the impact of changes to applicable laws, including the tax laws impacting REITs and the passage of the One Big Beautiful Bill Act, and the impact of newly adopted accounting principles on our accounting policies and on period to period comparison of financial results; risks associated with climate change and severe weather events;
and those additional risks and factors discussed in reports filed with the Securities and Exchange Commission ("SEC") by the Company.
These forward-looking statements are not exhaustive, speak only as of the date of issuance of this report and are not guarantees of future results, performance, or achievements. Additional risk factors that could adversely affect our business and financial performance can be found in Part
1, Item 1A. Risk Factors, of our Annual Report on Form 10-K for the year ended December 31, 2025, and are specifically incorporated by reference herein. The Company does not undertake a duty to update or revise any forward-looking statement, whether as a result of new information, future events, or other matters, except as otherwise required by law.

Cousins Properties	3	Q2 2026 Supplemental Information

EARNINGS RELEASE
COUSINS PROPERTIES REPORTS SECOND QUARTER 2026 RESULTS
Raises 2026 Earnings Guidance Midpoint
ATLANTA, GA (July 30, 2026) - Cousins Properties (NYSE:CUZ) today reported its results of operations for the quarter ended June 30,
2026.
"We had a busy and productive second quarter," said Colin Connolly, President and Chief Executive Officer of Cousins Properties.
"We leased more than 920,000 square feet of office space during the second quarter, increasing our portfolio to 92.8% leased - the highest level since the first quarter of 2020. We also completed several strategic property transactions that further enhanced the quality of our lifestyle office portfolio. We are well-positioned for the second half of 2026 as our late-stage leasing pipeline remains robust and trophy office fundamentals in the Sun Belt are tightening."

Financial Results
For second quarter 2026:
•Net income available to common stockholders was $26.2 million, or $0.16 per share, compared to net income of $14.5 million, or
$0.09 per share, for second quarter 2025. The increase in net income is primarily attributable to a gain on the sale of an investment property.
•Funds From Operations ("FFO") was $124.6 million, or $0.75 per share, compared to $117.5 million, or $0.70 per share, for second quarter 2025.
For the six months ended June 30, 2026:
•Net income available to common stockholders was $1.3 million, or $0.01 per share, compared to net income of $35.4 million, or
$0.21 per share, for the six months ended June 30, 2025. The decline in net income is primarily attributable to an impairment charge.
•Funds From Operations ("FFO") was $247.5 million, or $1.49 per share, compared to $242.3 million, or $1.44 per share, for the six months ended June 30, 2025.
Operations and Leasing Activity
For second quarter 2026:
•Same property net operating income ("NOI") on a cash-basis increased 5.9%.
•Second generation net rent per square foot on a cash-basis increased 9.2%.
•Executed 924,000 square feet of office leases, including 395,000 square feet of new and expansion leases, representing 43% of total leasing activity.
For the six months ended June 30, 2026:
•Same property net operating income ("NOI") on a cash-basis increased 5.6%.
•Second generation net rent per square foot on a cash-basis increased 12.2%.
•Executed 1,856,000 square feet of office leases, including 878,000 square feet of new and expansion leases, representing 47% of total leasing activity.

Cousins Properties	4	Q2 2026 Supplemental Information

EARNINGS RELEASE
Investing & Financing Activity
For second quarter 2026:
•Closed a new five-year $1.2 billion unsecured credit facility, replacing the prior $1.0 billion facility that was scheduled to mature in April 2027, added two six-month extensions to our existing $400 million and $100 million unsecured term loans, and improved the borrowing spread by fifteen basis points on both the credit facility and the $400 million term loan and by thirty basis points on the $100 million term loan.
•Purchased our joint venture partner's 10% interest in 100 Mill, a 287,000 square foot office property in Phoenix, for $18.5 million.
The purchase price included a promote to our partner in excess of its partnership interest and was based on a value for the property of $158.7 million.
•Sold Research Park Plaza V, a 173,000 square foot office property in Austin, for a gross sales price of $42.0 million resulting in a gain of $9.2 million.
•Subsequent to quarter end, acquired a preferred equity interest in 5th & Walsh, a 199,000 square foot office development in
Austin. Our funding commitment of $31.5 million is expected to be invested in 2027.
•Subsequent to quarter end, sold One Eleven Congress, a 519,000 square foot office property in Austin, for a gross sales price of
$208.0 million on July 29, 2026.
Earnings Guidance
For year ending December 31, 2026:
•Net income between $0.08 and $0.14 per share, up from $0.02 and $0.10 per share.
•FFO between $2.92 and $2.98 per share, up from $2.90 and $2.98 per share.
•The increase in FFO per share is primarily driven by leasing activity that exceeded our prior forecast and the transaction activity discussed above.
•Guidance assumes the 2.9 million common shares previously issued on a forward basis are settled during the third quarter.
•Guidance assumes the sale of our 303 Tremont land parcel during the fourth quarter.
•Guidance does not include any speculative property acquisitions, dispositions, or development starts.
•Guidance reflects management’s current plans and assumptions as of the date of this earnings release and are subject to change as well as the risks and uncertainties more fully described in our SEC filings. Actual results could differ materially from this guidance.
Investor Conference Call and Webcast
The Company will conduct a conference call at 10:00 a.m. (Eastern Time) on Friday, July 31, 2026 to discuss the results of the quarter ended June 30, 2026. The number to call for this interactive teleconference is (800) 836-8184. The live webcast of this call can be accessed on the Company's website, www.cousins.com, through the “Cousins Properties Second Quarter Conference Call” link on the
Investors page. A replay of the conference call will be available for seven days by dialing (888) 660-6345 and entering the passcode
33580#. The playback can also be accessed on the Company's website.

Cousins Properties	5	Q2 2026 Supplemental Information

COMPANY INFORMATION
THE COMPANY

Cousins Properties Incorporated ("Cousins" or the "Company") is a fully integrated, self-administered, and self-managed real estate investment trust (REIT). The Company, based in Atlanta, GA and acting through its operating partnership, Cousins Properties LP, primarily invests in Class A office buildings located in high-growth Sun Belt markets. Founded in 1958, Cousins creates shareholder value through its extensive expertise in the development, acquisition, leasing, and management of high-quality real estate assets. The
Company has a comprehensive strategy in place based on a simple platform, trophy assets, and opportunistic investments. For more information, please visit www.cousins.com.
MANAGEMENT

M. Colin Connolly	Gregg D. Adzema	Kennedy Hicks	Richard G. Hickson IV
President & Chief Executive Officer	Executive Vice President & Chief Financial Officer	Executive Vice President & Chief Investment Officer	Executive Vice President, Operations

John S. McColl	Pamela F. Roper	Jeffrey D. Symes
Executive Vice President, Development	Executive Vice President, General Counsel & Corporate Secretary	Senior Vice President & Chief Accounting Officer
BOARD OF DIRECTORS

Robert M. Chapman	Charles T. Cannada	M. Colin Connolly
Non-executive Chairman of Cousins Properties, former Chief Executive Officer of Centerpoint Properties Trust	Private Investor	President and Chief Executive Officer of Cousins Properties

Scott W. Fordham	Susan L. Givens	R. Kent Griffin Jr.
Former Chief Executive Officer and Director of TIER REIT, Inc.	Former executive with Blackstone	Managing Director of Phicas Investors

Donna W. Hyland	Dionne Nelson	R. Dary Stone
President and Chief Executive Officer of Children's Healthcare of Atlanta	President and Chief Executive Officer of Laurel Street Residential	President and Chief Executive Officer of R.D. Stone Interests

Cousins Properties	6	Q2 2026 Supplemental Information

COMPANY INFORMATION

COMPANY INFORMATION		EQUITY RESEARCH COVERAGE (1)
Corporate Headquarters	Investor Relations	Barclays	BofA Securities	BMO Capital
3344 Peachtree Road NE Suite 1800 Atlanta GA 30326 404.407.1000	Roni Imbeaux Senior Vice President, Finance & Investor Relations rimbeaux@cousins.com 404.407.1104	Brendan Lynch 212.526.9428	Jana Galan 646.855.5042	John Kim 212.885.4115
		Evercore ISI	Green Street	Jefferies
Transfer Agent Equiniti Trust Company equiniti.com 866.627.2649	Stock Exchange NYSE: CUZ	Steve Sakwa 212.446.9462	Dylan Burzinski 949.640.8780	Joe Dickstein 212.778.8771
		J.P. Morgan	KeyBanc	Mizuho Securities
RATING AGENCIES (1)		Anthony Paolone 212.622.6682	Upal Rana 917.368.2316	Vikram Malhotra 212.282.3827
S&P Global Ratings	Moody's Investors Service	RW Baird	Truist Securities	Wells Fargo
Hannah Gray 212.438.0244 Current Corporate Credit Rating: BBB	Christian Azzi 212.553.9342 Current Corporate Credit Rating: Baa2	Nicholas Thillman 414.298.5053	Michael Lewis 212.319.5659	Blaine Heck 410.662.2556
Wolfe Research
Outlook: Stable	Outlook: Stable	Ally Yaseen 646.582.9253
(1) Please note that any opinions, estimates, or forecasts regarding Cousins' performance made by the analysts and rating agencies listed above are theirs alone and do not represent opinions, forecasts, or predictions of Cousins or its management. Cousins does not, by its reference above or distribution, imply its endorsement of, or concurrence with, such information, conclusions, or recommendations.

                            Pictured Above: Sail Tower, Austin, TX

Cousins Properties	7	Q2 2026 Supplemental Information

CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	June 30, 2026	December 31, 2025
Assets:
Real estate assets:
Operating properties, net of accumulated depreciation of $1,944,115 and $1,922,394 in 2026 and 2025, respectively	$7,872,060	$7,894,846
Land	135,869	135,870
	8,007,929	8,030,716

Real estate assets and other assets held for sale, net	223,586	61,489
Cash and cash equivalents	6,699	5,720
Investments in real estate debt, at fair value	19,586	37,804
Accounts receivable	15,608	17,578
Deferred rents receivable	276,351	269,282
Investments in unconsolidated joint ventures	212,792	215,301
Intangible assets, net	175,884	164,738
Other assets, net	102,438	87,504
Total assets	$9,040,873	$8,890,132
Liabilities:
Notes payable	$3,732,064	$3,340,815
Accounts payable and accrued expenses	294,261	314,317
Deferred income	286,872	301,358
Intangible liabilities, net	121,790	117,085
Other liabilities	106,583	111,506
Liabilities of real estate assets held for sale, net	7,736	2,849
Total liabilities	4,549,306	4,187,930
Commitments and contingencies
Equity:
Stockholders' investment:
Common stock, $1 par value per share, 300,000,000 shares authorized, 164,602,058 and 167,981,990 issued and outstanding in 2026 and 2025, respectively	164,602	167,982
Additional paid-in capital	5,886,169	5,971,762
Distributions in excess of cumulative net income	(1,567,095)	(1,460,154)
Total stockholders' investment	4,483,676	4,679,590
Nonredeemable noncontrolling interests	7,891	22,612
Total equity	4,491,567	4,702,202
Total liabilities and equity	$9,040,873	$8,890,132

Cousins Properties	8	Q2 2026 Supplemental Information

CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Revenues:
Rental property revenues	$265,714	$237,715	$526,822	$480,742
Fee income	2,267	494	3,512	990
Other	547	1,919	1,303	8,724
	268,528	240,128	531,637	490,456
Expenses:
Rental property operating expenses	84,666	74,179	167,251	151,335
Reimbursed expenses	172	119	292	296
General and administrative expenses	12,115	9,738	23,955	20,447
Interest expense	47,064	38,514	92,165	75,288
Operating property impairment	—	—	36,600	—
Depreciation and amortization	104,845	100,890	213,251	203,004
Other	389	443	827	865
	249,251	223,883	534,341	451,235

Loss from unconsolidated joint ventures	(2,215)	(1,587)	(4,857)	(3,470)
Gain on investment property transaction	9,172	—	9,125	—
Net income	26,234	14,658	1,564	35,751
Net income attributable to noncontrolling interests	(76)	(175)	(262)	(371)
Net income available to common stockholders	$26,158	$14,483	$1,302	$35,380

Net income per common share — basic and diluted	$0.16	$0.09	$0.01	$0.21
Weighted average common shares — basic	164,561	167,930	165,685	167,870
Weighted average common shares — diluted	165,292	168,765	166,486	168,679

Cousins Properties	9	Q2 2026 Supplemental Information

KEY PERFORMANCE METRICS (1)

	2024	2025 1st	2025 2nd	2025 3rd	2025 4th	2025	2026 1st	2026 2nd	YTD 2026
Property Statistics
Consolidated Operating Properties	36	36	36	37	37	37	37	35	35
Consolidated Rentable Square Feet (in thousands)	19,877	20,081	20,081	20,373	20,373	20,373	20,805	20,130	20,130
Unconsolidated Operating Properties	3	3	3	3	3	3	4	4	4
Unconsolidated Rentable Square Feet (in thousands)	1,236	1,236	1,236	1,236	1,236	1,236	2,139	2,140	2,140
Total Operating Properties	39	39	39	40	40	40	41	39	39
Total Rentable Square Feet (in thousands)	21,113	21,317	21,317	21,609	21,609	21,609	22,944	22,270	22,270
Office Percent Leased (period end)	91.6%	92.1%	91.6%	90.0%	90.7%	90.7%	91.9%	92.8%	92.8%
Office Weighted Average Occupancy	88.6%	90.0%	89.1%	88.3%	88.3%	88.8%	88.9%	89.4%	89.2%

Office Leasing Activity (2)
Net Leased during the Period (SF, in thousands)	2,020	539	334	551	700	2,125	932	924	1,856
Net Rent (per SF)	$39.77	$35.87	$40.95	$39.18	$36.52	$37.76	$44.54	$41.35	$42.96
Net Free Rent (per SF)	(1.97)	(1.77)	(2.08)	(1.97)	(2.40)	(2.07)	(1.86)	(2.47)	(2.16)
Leasing Commissions (per SF)	(2.81)	(2.81)	(3.18)	(2.69)	(2.76)	(2.82)	(3.26)	(3.13)	(3.20)
Tenant Improvements (per SF)	(6.82)	(6.23)	(7.34)	(6.15)	(8.18)	(7.01)	(7.14)	(7.70)	(7.40)
Leasing Costs (per SF)	(11.60)	(10.81)	(12.60)	(10.81)	(13.34)	(11.90)	(12.26)	(13.30)	(12.76)
Net Effective Rent (per SF)	$28.17	$25.06	$28.35	$28.37	$23.18	$25.86	$32.28	$28.05	$30.20
Change in Second Generation Net Rent	28.2%	18.3%	27.2%	23.8%	19.9%	21.5%	28.7%	26.8%	27.8%
Change in Cash-Basis Second Generation Net Rent	8.5%	3.2%	10.9%	4.2%	0.2%	3.5%	15.2%	9.2%	12.2%

Same Property Information (3)
Percent Leased (period end)	91.2%	91.7%	91.1%	89.3%	90.1%	90.1%	91.5%	92.4%	92.4%
Weighted Average Occupancy	88.6%	89.4%	88.4%	87.4%	87.4%	88.1%	88.5%	88.8%	88.7%
Change in NOI (over prior year period)	5.1%	4.0%	3.2%	1.9%	0.4%	2.4%	1.7%	2.0%	1.8%
Change in Cash-Basis NOI (over prior year period)	4.8%	2.0%	1.2%	0.3%	0.03%	0.9%	5.5%	5.9%	5.6%

Development Pipeline (4)
Estimated Project Costs (in thousands)	$441,550	$294,550	$294,550	$294,550	$294,550	$294,550	—	—	—
Estimated Project Costs/Total Undepreciated Assets	4.1%	2.7%	2.6%	2.7%	2.6%	2.6%	—	—	—
Continued on next page

Cousins Properties	10	Q2 2026 Supplemental Information

KEY PERFORMANCE METRICS (1)

	2024	2025 1st	2025 2nd	2025 3rd	2025 4th	2025	2026 1st	2026 2nd	YTD 2026
Market Capitalization
Common Stock Price Per Share	$30.64	$29.50	$30.03	$28.94	$25.78	$25.78	$22.57	$29.98	$29.98
Common Stock/Units Outstanding (in thousands)	167,685	167,933	167,992	167,990	168,007	168,007	164,566	164,627	164,627
Equity Market Capitalization (in thousands)	$5,137,868	$4,954,024	$5,044,800	$4,861,631	$4,331,220	$4,331,220	$3,714,255	$4,935,517	$4,935,517
Debt (in thousands)	3,274,388	3,203,476	3,660,608	3,475,120	3,507,020	3,507,020	3,938,750	3,900,218	3,900,218
Total Market Capitalization (in thousands)	$8,412,256	$8,157,500	$8,705,408	$8,336,751	$7,838,240	$7,838,240	$7,653,005	$8,835,735	$8,835,735

Credit Ratios
Net Debt/Total Market Capitalization	38.8%	39.1%	37.2%	41.6%	44.6%	44.6%	51.3%	44.0%	44.0%
Net Debt/Total Undepreciated Assets	30.2%	29.7%	28.9%	31.2%	31.3%	31.3%	34.4%	34.3%	34.3%
Net Debt/Annualized EBITDAre	5.16	4.87	5.11	5.38	5.30	5.30	5.66	5.57	5.57
Fixed Charges Coverage (EBITDAre)	4.01	4.05	3.73	3.50	3.52	3.69	3.45	3.39	3.42

Dividend Information
Common Dividend per Share	$1.28	$0.32	$0.32	$0.32	$0.32	$1.28	$0.32	$0.32	$0.64
Funds From Operations (FFO) Payout Ratio	48.2%	43.0%	45.7%	46.1%	45.0%	44.9%	42.8%	42.3%	42.6%
Funds Available for Distribution (FAD) Payout Ratio	76.5%	71.0%	75.6%	76.3%	90.1%	77.7%	65.0%	71.8%	68.2%

Operations Ratio
Annualized General and Administrative Expenses/ Total Undepreciated Assets	0.34%	0.40%	0.35%	0.34%	0.31%	0.31%	0.41%	0.43%	0.43%

Additional Information
In-Place Gross Rent (per SF) (5)	$47.94	$48.66	$49.07	$49.76	$49.91	$49.91	$50.50	$50.07	$50.07
Straight-Line Rental Revenue (in thousands)	$24,508	$12,477	$11,283	$9,424	$6,117	$39,301	$9,544	$6,861	$16,405
Above and Below Market Rents Amortization, Net (in thousands)	$6,167	$2,845	$2,828	$3,422	$3,514	$12,609	$4,104	$4,266	$8,370
Second Generation Capital Expenditures (in thousands)	$116,093	$33,281	$28,636	$29,981	$47,457	$139,355	$26,625	$35,914	$62,539

(1)	For Non-GAAP Financial Measures, see the calculations and reconciliations on pages 32 through 38.
(2)	See Office Leasing Activity on page 20 for additional detail and explanations.
(3)
Same Property Information is derived from the pool of same operating office properties that existed in the period as originally reported. See Same Property Performance on page 19 and Non-
GAAP Financial Measures - Calculations and Reconciliations starting on page 32 for additional information.

(4)	The Company's share of estimated project costs.
(5)	In-place gross rent equals the annualized cash rent including the tenant's share of estimated operating expenses, if applicable, as of the end of the period divided by occupied square feet.

Cousins Properties	11	Q2 2026 Supplemental Information

KEY PERFORMANCE METRICS
                                  Total Rentable Square Feet                  Equity Market Capitalization                   Net Debt / Annualized EBITDAre

30,000
25,000
20,000
15,000
10,000
5,000
0
(in thousands)
21,113
21,609
22,270
12/31/24
12/31/25
06/30/26

8,000
6,000
4,000
2,000
0
($ in millions)
5,138
4,331
4,936
12/31/24
12/31/25
06/30/26

8.00
6.00
4.00
2.00
0.00
5.16
5.30
5.57
12/31/24
12/31/25
06/30/26

                                Same Property NOI Change                Second Generation Net Rent Change                         In-Place Gross Rent (per SF) (1)
                                                    Cash-Basis (1)        Cash-Basis(1)

Year-over-Year Change
6.5%
5.2%
3.9%
2.6%
1.3%
0.0%
4.8%
0.9%
5.6%
2024
2025
YTD 2026

16.0%
12.0%
8.0%
4.0%
0.0%
8.5%
3.5%
12.2%
2024
2025
YTD 2026

$55
$50
$45
$40
$35
$47.94
$49.91
$50.07
12/31/24
12/31/25
06/30/26

(1) Office properties only.
Note: See additional information included herein for calculations, definitions, and reconciliations to GAAP financial measures.

Cousins Properties	12	Q2 2026 Supplemental Information

FUNDS FROM OPERATIONS - SUMMARY

(amounts in thousands, except per share amounts)
	2024	2025 1st	2025 2nd	2025 3rd	2025 4th	2025	2026 1st	2026 2nd	YTD 2026
Net Income (Loss)	$46,581	$21,093	$14,658	$8,778	$(3,277)	$41,252	$(24,670)	$26,234	$1,564
Fee and Other Income	(12,390)	(10,168)	(2,411)	(2,378)	(3,398)	(18,355)	(3,833)	(5,052)	(8,885)
General and Administrative Expenses	36,566	10,709	9,738	9,510	8,685	38,642	11,840	12,115	23,955
Interest Expense	122,476	36,774	38,514	41,497	42,456	159,241	45,101	47,064	92,165
Operating Property Impairment (1)	—	—	—	—	13,286	13,286	36,600	—	36,600
Land and Related Predevelopment Cost Impairment (2)	—	—	—	—	1,034	1,034	—	—	—
Depreciation and Amortization	365,045	102,114	100,890	105,272	107,083	415,359	108,406	104,845	213,251
Reimbursed and Other Expenses	2,731	600	560	565	619	2,344	559	560	1,119
Loss from Unconsolidated Joint Ventures	2,796	1,883	1,587	2,682	2,007	8,159	2,642	2,215	4,857
NOI from Unconsolidated Joint Ventures	6,617	2,223	3,165	3,256	3,705	12,349	3,371	3,535	6,906
Transaction Loss (Gain)	(98)	—	—	—	—	—	47	(9,172)	(9,125)
NOI (3)	$570,324	$165,228	$166,701	$169,182	$172,200	$673,311	$180,063	$182,344	$362,407
Fee and Other Income (3)	12,522	10,183	2,450	2,400	3,445	18,478	3,865	5,096	8,961
General and Administrative Expenses	(36,566)	(10,709)	(9,738)	(9,510)	(8,685)	(38,642)	(11,840)	(12,115)	(23,955)
Interest Expense (3)	(126,960)	(38,763)	(40,753)	(44,327)	(45,106)	(168,949)	(47,834)	(49,699)	(97,533)
Reimbursed and Other Expenses (3)	(3,047)	(521)	(625)	(659)	(725)	(2,530)	(817)	(663)	(1,480)
Land and Related Predevelopment Cost Impairment (2)	—	—	—	—	(1,034)	(1,034)	—	—	—
Loss on Sales of Undepreciated Investment Properties (3)	(3)	—	—	—	—	—	—	—	—
Depreciation and Amortization of Non-Real Estate Assets	(461)	(117)	(121)	(121)	(129)	(488)	(140)	(145)	(285)
Partners' Share of FFO in Consolidated Joint Ventures	(1,717)	(467)	(420)	(429)	(429)	(1,745)	(430)	(173)	(603)
FFO (3)	$414,092	$124,834	$117,494	$116,536	$119,537	$478,401	$122,867	$124,645	$247,512
Weighted Average Common Shares - Diluted	154,015	168,593	168,765	168,738	168,770	168,716	167,681	165,292	166,486
FFO per Share (3)	$2.69	$0.74	$0.70	$0.69	$0.71	$2.84	$0.73	$0.75	$1.49
(1) The operating property impairments relate to One Eleven Congress in the first quarter of 2026 and Harborview in the fourth quarter of 2025.
(2) The land and related predevelopment cost impairment in the fourth quarter of 2025 relate to a land parcel at 303 Tremont. The bases of the land and predevelopment cost were $18.9 million and
$5.8 million, respectively, prior to impairment charges.
(3) The above amounts include our share of amounts from unconsolidated joint ventures for the respective category. The Company does not control the operations of these unconsolidated joint ventures but believes including these amounts are meaningful to investors and analysts.

Cousins Properties	13	Q2 2026 Supplemental Information

FUNDS FROM OPERATIONS - DETAIL (1)

	(amounts in thousands, except per share amounts)
	2024	2025 1st	2025 2nd	2025 3rd	2025 4th	2025	2026 1st	2026 2nd	YTD 2026
NOI
Consolidated Properties
The Domain (2)	$78,929	$20,825	$21,725	$22,055	$22,130	$86,735	$22,185	$22,849	$45,034
Sail Tower	1,843	11,682	11,771	11,726	11,780	46,959	11,800	11,610	23,410
Corporate Center (2)	30,284	8,094	8,458	8,468	8,603	33,623	8,790	9,024	17,814
Terminus (2)	31,910	8,252	8,566	8,644	7,919	33,381	8,472	8,513	16,985
Vantage South End (2)	2,338	7,136	7,031	7,140	7,148	28,455	7,243	7,511	14,754
Spring & 8th (2)	29,471	7,375	7,369	7,412	7,380	29,536	7,344	7,367	14,711
Buckhead Plaza (2)	22,380	6,471	6,223	6,537	6,480	25,711	6,796	6,846	13,642
300 Colorado	24,062	6,541	6,726	6,686	6,820	26,773	6,812	6,683	13,495
Promenade Tower	16,714	5,433	5,501	5,761	5,984	22,679	6,657	6,826	13,483
300 South Tryon	—	—	—	—	—	—	4,770	7,224	11,994
Hayden Ferry (2)	17,818	4,560	4,621	4,559	5,129	18,869	6,065	5,741	11,806
BriarLake Plaza (2)	22,363	5,686	5,533	5,660	5,627	22,506	5,558	5,210	10,768
San Jacinto Center	20,161	4,495	4,409	4,547	4,710	18,161	4,993	4,598	9,591
Avalon (2)	16,821	3,483	3,625	3,646	3,892	14,646	4,468	4,890	9,358
The Link	—	—	—	3,258	4,483	7,741	4,515	4,569	9,084
The Terrace (2)	15,914	4,152	4,006	3,986	4,078	16,222	4,168	4,310	8,478
725 Ponce	17,913	4,162	4,146	4,156	4,121	16,585	4,186	4,172	8,358
Colorado Tower	17,655	4,252	3,663	3,550	4,085	15,550	4,233	4,023	8,256
Northpark (2)	20,652	4,818	3,920	3,822	3,857	16,417	3,983	4,174	8,157
3344 Peachtree	15,652	3,745	4,051	4,006	4,141	15,943	3,831	3,971	7,802
100 Mill	15,128	3,992	3,782	3,856	3,851	15,481	3,840	3,741	7,581
The RailYard	12,262	3,027	3,058	3,147	2,996	12,228	2,956	3,038	5,994
3350 Peachtree	6,748	1,970	2,274	2,511	2,709	9,464	2,677	2,729	5,406
201 North Tryon	19,168	4,795	4,983	3,442	2,968	16,188	2,768	2,622	5,390
Legacy Union One	9,505	2,372	2,360	2,367	2,358	9,457	2,545	2,517	5,062
Promenade Central	7,157	2,349	2,333	2,255	2,332	9,269	2,382	2,555	4,937
Heights Union (2)	10,606	2,623	2,677	2,614	2,657	10,571	2,506	2,361	4,867
Tempe Gateway	6,003	2,122	2,106	2,342	2,352	8,922	2,439	2,329	4,768
Domain Point (2)	8,332	2,040	2,040	1,843	2,045	7,968	1,963	1,971	3,934
5950 Sherry Lane	4,432	1,244	1,283	1,456	1,422	5,405	1,359	1,490	2,849
111 West Rio	5,648	1,419	1,400	1,408	1,424	5,651	1,396	1,406	2,802
550 South	8,396	1,875	1,859	1,861	1,505	7,100	1,284	1,489	2,773
The Pointe	4,906	1,316	1,251	1,223	1,317	5,107	1,351	1,400	2,751
3348 Peachtree	4,926	1,301	1,156	886	1,320	4,663	1,394	1,214	2,608
Meridian Mark Plaza	4,494	1,158	1,280	1,301	1,239	4,978	1,296	1,041	2,337
Other (3)	33,116	8,240	8,350	7,795	7,633	32,018	7,667	6,795	14,462
Subtotal - Consolidated	563,707	163,005	163,536	165,926	168,495	660,962	176,692	178,809	355,501
Continued on next page

Cousins Properties	14	Q2 2026 Supplemental Information

FUNDS FROM OPERATIONS - DETAIL (1)

	(amounts in thousands, except per share amounts)
	2024	2025 1st	2025 2nd	2025 3rd	2025 4th	2025	2026 1st	2026 2nd	YTD 2026
Unconsolidated Properties (4)
Neuhoff (5)	113	400	1,328	1,436	2,031	5,195	1,772	1,942	3,714
Medical Offices at Emory Hospital	4,661	1,176	1,188	1,227	1,198	4,789	1,205	1,142	2,347
120 West Trinity (2)	1,100	286	228	244	243	1,001	240	268	508
Proscenium	743	361	421	349	233	1,364	154	183	337
Subtotal - Unconsolidated	6,617	2,223	3,165	3,256	3,705	12,349	3,371	3,535	6,906

Total Net Operating Income (1)	570,324	165,228	166,701	169,182	172,200	673,311	180,063	182,344	362,407

Fee and Other Income

Management Fees (6)	1,761	496	422	454	423	1,795	449	511	960
Termination Fees	3,405	2,866	—	512	1,709	5,087	1,831	2,240	4,071
Leasing & Other Fees	—	—	33	—	2	35	725	1,701	2,426
Development Fees	—	—	39	72	102	213	72	54	126
Interest Income from Real Estate Debt (7)	5,772	2,149	568	606	1,097	4,420	727	485	1,212
Other Income (8)	1,452	4,656	1,350	734	65	6,805	29	61	90
Other Income - Unconsolidated (4)	132	16	38	22	47	123	32	44	76
Total Fee and Other Income	12,522	10,183	2,450	2,400	3,445	18,478	3,865	5,096	8,961

General and Administrative Expenses	(36,566)	(10,709)	(9,738)	(9,510)	(8,685)	(38,642)	(11,840)	(12,115)	(23,955)

Interest Expense
Consolidated Interest Expense
Public Senior Notes, Unsecured ($500M)	(11,201)	(7,474)	(7,468)	(7,485)	(7,480)	(29,907)	(7,480)	(7,487)	(14,967)
Public Senior Notes, Unsecured ($500M)	—	—	(1,798)	(6,724)	(6,742)	(15,264)	(6,749)	(6,745)	(13,494)
Public Senior Notes, Unsecured ($400M)	(830)	(5,551)	(5,548)	(5,544)	(5,543)	(22,186)	(5,546)	(5,548)	(11,094)
Term Loan, Unsecured ($400M)	(23,510)	(5,539)	(5,356)	(5,425)	(5,221)	(21,541)	(4,919)	(4,620)	(9,539)
Public Senior Notes, Unsecured ($500M)	—	—	—	—	—	—	(2,881)	(6,310)	(9,191)
Credit Facility, Unsecured	(17,324)	(1,725)	(1,390)	(1,353)	(2,331)	(6,799)	(3,646)	(3,520)	(7,166)
Terminus (2)	(14,055)	(3,514)	(3,514)	(3,514)	(3,513)	(14,055)	(3,514)	(3,514)	(7,028)
Privately Placed Senior Notes, Unsecured ($275M)	(10,975)	(2,744)	(2,744)	(2,743)	(2,744)	(10,975)	(2,744)	(2,744)	(5,488)
Privately Placed Senior Notes, Unsecured ($250M)	(9,764)	(2,441)	(2,441)	(2,441)	(2,441)	(9,764)	(2,441)	(2,441)	(4,882)
Term Loan, Unsecured ($100M)	(17,967)	(3,482)	(3,486)	(3,598)	(3,373)	(13,939)	(2,226)	(1,125)	(3,351)
Privately Placed Senior Notes, Unsecured ($125M)	(4,789)	(1,197)	(1,198)	(1,197)	(1,197)	(4,789)	(1,197)	(1,198)	(2,395)
Privately Placed Senior Notes, Unsecured ($100M)	(4,146)	(1,036)	(1,036)	(1,037)	(1,036)	(4,145)	(1,036)	(1,037)	(2,073)
201 North Tryon	(4,265)	(1,046)	(1,038)	(1,030)	(1,023)	(4,137)	(1,015)	(1,006)	(2,021)
Colorado Tower	(3,732)	(918)	(911)	(905)	(905)	(3,639)	(899)	(890)	(1,789)
Other (9)	(12,467)	(2,490)	(2,489)	(135)	—	(5,114)	—	—	—
Capitalized (10)	12,549	2,383	1,903	1,634	1,093	7,013	1,192	1,121	2,313
Subtotal - Consolidated Interest Expense	(122,476)	(36,774)	(38,514)	(41,497)	(42,456)	(159,241)	(45,101)	(47,064)	(92,165)
Unconsolidated Interest Expense (4)
Neuhoff (5)	(2,452)	(1,481)	(1,731)	(2,322)	(2,142)	(7,676)	(2,225)	(2,127)	(4,352)
Medical Offices at Emory Hospital	(2,032)	(508)	(508)	(508)	(508)	(2,032)	(508)	(508)	(1,016)
Subtotal - Unconsolidated Interest Expense	(4,484)	(1,989)	(2,239)	(2,830)	(2,650)	(9,708)	(2,733)	(2,635)	(5,368)
Total Interest Expense	(126,960)	(38,763)	(40,753)	(44,327)	(45,106)	(168,949)	(47,834)	(49,699)	(97,533)
Continued on next page

Cousins Properties	15	Q2 2026 Supplemental Information

FUNDS FROM OPERATIONS - DETAIL (1)

	(amounts in thousands, except per share amounts)
	2024	2025 1st	2025 2nd	2025 3rd	2025 4th	2025	2026 1st	2026 2nd	YTD 2026
Reimbursed and Other Expenses
Reimbursed Expenses (6)	(634)	(177)	(120)	(123)	(124)	(544)	(120)	(172)	(292)
Property Taxes and Other Land Holding Costs (4)	(1,020)	(355)	(387)	(320)	(334)	(1,396)	(416)	(367)	(783)
Predevelopment & Other Costs (4)	(1,393)	11	(118)	(216)	(267)	(590)	(281)	(124)	(405)
Land and Related Predevelopment Cost Impairment	—	—	—	—	(1,034)	(1,034)	—	—	—
Total Reimbursed and Other Expenses	(3,047)	(521)	(625)	(659)	(1,759)	(3,564)	(817)	(663)	(1,480)
Loss on Sales of Undepreciated Investment Properties
Consolidated	(3)	—	—	—	—	—	—	—	—
Total Loss on Sales of Undepreciated Investment Properties	(3)	—	—	—	—	—	—	—	—
			—				—
Depreciation and Amortization of Non-Real Estate Assets	(461)	(117)	(121)	(121)	(129)	(488)	(140)	(145)	(285)
			—
Partners' Share of FFO in Consolidated Joint Ventures	(1,717)	(467)	(420)	(429)	(429)	(1,745)	(430)	(173)	(603)

FFO	$414,092	$124,834	$117,494	$116,536	$119,537	$478,401	$122,867	$124,645	$247,512
Weighted Average Shares - Diluted	154,015	168,593	168,765	168,738	168,770	168,716	167,681	165,292	166,486
FFO per Share	$2.69	$0.74	$0.70	$0.69	$0.71	$2.84	$0.73	$0.75	$1.49

Note:	Amounts may differ slightly from other schedules contained herein due to rounding.
(1) See Non-GAAP Financial Measures - Calculations and Reconciliations beginning on page 32.
(2) Contains multiple buildings that are grouped together for reporting purposes.
(3) Primarily represents operating properties sold prior to or held for sale as of June 30, 2026 and also includes the College Street Garage and Domain 4. The Company plans to hold the Domain 4 site for future development.

(4) Unconsolidated amounts included in the reconciliation above represent amounts recorded in unconsolidated joint ventures multiplied by the Company's ownership interest. The Company does not control the operations of the unconsolidated joint ventures but believes including these amounts in the categories indicated is meaningful to investors and analysts.

(5) Represents the initial operations at our Neuhoff property, which is not yet stabilized.
(6) Reimbursed Expenses include costs incurred by the Company for management services provided to our unconsolidated joint ventures. The reimbursement of these costs by the unconsolidated joint ventures is included in Management Fees.

(7) Included in Interest Income from Real Estate Debt for the first quarter of 2025 is $858,000 related to a minimum interest guaranty paid by the borrower of the Radius loan upon early repayment.
(8) Included in Other Income for the first quarter of 2025 is $4.6 million from the sale of our SVB bankruptcy claim.
(9) Primarily represents interest on consolidated loans repaid prior to June 30, 2026.
(10) Amounts of consolidated interest expense related to consolidated debt that are capitalized to consolidated development and redevelopment projects as well as to equity in unconsolidated development projects.

Cousins Properties	16	Q2 2026 Supplemental Information

PORTFOLIO STATISTICS (1)

Office Properties	Rentable Square Feet	Financial Statement Presentation	Company's Ownership Interest	End of Period Leased		Weighted Average Occupancy (2)		% of Total NOI / 2Q26
				1Q26	2Q26	1Q26	2Q26

The Domain (3) (4)	2,080,000	Consolidated	100%	97.6%	99.2%	97.9%	97.6%	12.9%
Sail Tower	804,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	6.6%
300 Colorado	378,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	3.8%
San Jacinto Center	399,000	Consolidated	100%	90.3%	82.3%	87.6%	82.2%	2.6%
The Terrace (3)	619,000	Consolidated	100%	89.6%	91.3%	83.4%	84.3%	2.4%
Colorado Tower	373,000	Consolidated	100%	89.7%	96.3%	89.7%	89.7%	2.3%
Domain Point (3)	240,000	Consolidated	96.5%	93.6%	93.6%	93.6%	93.6%	1.1%
AUSTIN	4,893,000			95.8%	96.5%	94.9%	94.5%	31.7%

Terminus (3)	1,227,000	Consolidated	100%	83.8%	89.3%	81.8%	83.1%	4.7%
Spring & 8th (3)	765,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	4.1%
Buckhead Plaza (3)	680,000	Consolidated	100%	95.8%	95.4%	92.7%	92.4%	3.9%
Promenade Tower	777,000	Consolidated	100%	87.0%	88.8%	85.1%	86.6%	3.9%
Avalon (3)	481,000	Consolidated	100%	100.0%	100.0%	98.3%	100.0%	2.8%
725 Ponce	372,000	Consolidated	100%	87.6%	100.0%	87.6%	87.6%	2.4%
Northpark (3)	1,407,000	Consolidated	100%	83.7%	84.5%	69.3%	69.4%	2.4%
3344 Peachtree	485,000	Consolidated	100%	94.5%	96.5%	94.5%	94.2%	2.3%
3350 Peachtree	409,000	Consolidated	100%	91.8%	92.5%	91.8%	92.5%	1.5%
Promenade Central	367,000	Consolidated	100%	84.3%	92.7%	78.7%	81.1%	1.5%
3348 Peachtree	258,000	Consolidated	100%	77.0%	75.4%	77.0%	74.3%	0.7%
Meridian Mark Plaza	160,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	0.6%
Medical Offices at Emory Hospital	359,000	Unconsolidated	50%	99.2%	99.0%	99.2%	99.0%	0.6%
Proscenium	525,000	Unconsolidated	20%	61.6%	62.9%	44.8%	44.8%	0.1%
120 West Trinity Office	43,000	Unconsolidated	20%	74.2%	74.2%	74.2%	74.2%	0.1%
ATLANTA	8,315,000			89.3%	91.6%	85.2%	85.7%	31.6%

Vantage South End (3)	639,000	Consolidated	100%	97.4%	97.5%	97.4%	97.5%	4.3%
300 South Tryon (5)	637,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	4.1%
The RailYard	329,000	Consolidated	100%	99.0%	97.8%	98.1%	98.3%	1.7%
201 North Tryon	687,000	Consolidated	100%	49.0%	49.3%	48.8%	49.3%	1.5%
550 South	399,000	Consolidated	100%	77.9%	71.1%	55.8%	65.4%	0.8%
CHARLOTTE	2,691,000			82.9%	81.9%	77.6%	81.1%	12.4%

Hayden Ferry (3) (6)	805,000	Consolidated	100%	95.4%	96.3%	92.2%	90.1%	3.3%
100 Mill	287,000	Consolidated	100%	98.1%	98.2%	98.1%	98.2%	2.1%
Tempe Gateway	265,000	Consolidated	100%	98.4%	94.6%	95.7%	94.2%	1.3%
111 West Rio	225,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	0.8%
PHOENIX	1,582,000			97.3%	97.0%	95.4%	94.1%	7.5%
Continued on next page

Cousins Properties	17	Q2 2026 Supplemental Information

PORTFOLIO STATISTICS (1)

Office Properties	Rentable Square Feet	Financial Statement Presentation	Company's Ownership Interest	End of Period Leased		Weighted Average Occupancy (2)		% of Total NOI / 2Q26
				1Q26	2Q26	1Q26	2Q26

Corporate Center (3)	1,229,000	Consolidated	100%	96.5%	96.5%	95.6%	94.9%	5.1%
Heights Union (3)	294,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	1.3%
The Pointe	253,000	Consolidated	100%	93.2%	94.6%	89.3%	93.1%	0.8%
TAMPA	1,776,000			96.6%	96.8%	95.5%	95.5%	7.2%

The Link (5)	292,000	Consolidated	100%	95.8%	95.9%	93.6%	94.5%	2.6%
Legacy Union One	319,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	1.4%
5950 Sherry Lane	197,000	Consolidated	100%	98.5%	95.7%	87.3%	86.8%	0.8%
DALLAS	808,000			98.1%	97.5%	94.6%	94.8%	4.8%

BriarLake Plaza (3)	835,000	Consolidated	100%	97.0%	97.2%	94.1%	94.8%	3.0%
HOUSTON	835,000			97.0%	97.2%	94.1%	94.8%	3.0%

Neuhoff Office (5) (7)	396,000	Unconsolidated	50%	84.3%	95.8%	50.0%	56.1%	0.5%
NASHVILLE	396,000			84.3%	95.8%	50.0%	56.1%	0.5%

TOTAL OFFICE	21,296,000			91.9%	92.8%	88.9%	89.4%	98.7%

Other Properties (5)
Neuhoff Apartments - Nashville (542 units) (7)	454,000	Unconsolidated	50%	92.6%	93.2%	87.5%	87.8%	0.6%
College Street Garage - Charlotte	N/A	Consolidated	100%	N/A	N/A	N/A	N/A	0.5%
120 West Trinity Apartments - Atlanta (330 units)	310,000	Unconsolidated	20%	96.3%	98.5%	95.5%	95.1%	0.1%
Neuhoff Retail - Nashville (7)	53,000	Unconsolidated	50%	46.6%	46.6%	46.6%	46.6%	0.1%
Domain 4 - Austin (4)	157,000	Consolidated	100%	33.4%	—%	33.4%	—%	—%

TOTAL OTHER	974,000							1.3%

TOTAL	22,270,000							100.0%

(1)	Represents the Company's operating properties, excluding properties in the development pipeline and properties sold prior to or held for sale as of June 30, 2026.
(2)	The weighted average occupancy of the property over the period for which the property was available for occupancy during the respective quarters.
(3)	Contains two or more buildings that are grouped together for reporting purposes.
(4)
Effective September 1, 2024, Domain 4 was excluded from the office square footage, end of period leased, weighted average occupancy, and Same Property. The Company plans to hold the Domain 4 site for future development. Domain 9 stabilized on March 1, 2025 and was added to the portfolio statistics at that time. Domain 9 is not included in Same Property.

(5)	Not included in Same Property.
(6)
Effective October 1, 2023, Hayden Ferry I, a 207,000 square foot building, in this group of buildings was excluded from Same Property, end of period leased, and weighted average occupancy due to commencement of the current full redevelopment of this building. This building will be excluded from the Phoenix and Total Office end of period leased and weighted average occupancy calculations until occupancy stabilizes. The renovation is substantially complete, and as of June 30, 2026, the building was 95.7% leased and had a weighted average occupancy of 50.5%.

(7)
Following substantial completion in the first quarter of 2026, Phase I of our Neuhoff joint venture's development project was removed from our development pipeline and included above. Until stabilization this property will be excluded from the Total Office end of period leased and weighted average occupancy calculations.

Cousins Properties	18	Q2 2026 Supplemental Information

PORTFOLIO STATISTICS
Second Quarter 2026 Portfolio NOI by Market
Nashville
1.2%
Charlotte
12.9%
Dallas
4.8%
Atlanta
31.7%
Phoenix
7.5%
Houston
3.0%
Austin
31.7%
Tampa
7.2%

Cousins Properties	19	Q2 2026 Supplemental Information

SAME PROPERTY PERFORMANCE (1)

($ in thousands)
Three Months Ended June 30,
	2025	2026	$ Change	% Change
Rental Property Revenues (2)	$219,735	$231,052	$11,317	5.2%
Rental Property Operating Expenses (2)	67,285	75,544	8,259	12.3%
Same Property Net Operating Income	$152,450	$155,508	$3,058	2.0%

Cash-Basis Rental Property Revenues (3)	$199,942	$216,309	$16,367	8.2%
Cash-Basis Rental Property Operating Expenses (4)	67,107	75,618	8,511	12.7%
Cash-Basis Same Property Net Operating Income	$132,835	$140,691	$7,856	5.9%

End of Period Leased	92.2%	92.4%
Weighted Average Occupancy	90.1%	88.8%

Six Months Ended June 30,
	2025	2026	$ Change	% Change
Rental Property Revenues (2)	$444,201	$459,914	$15,713	3.5%
Rental Property Operating Expenses (2)	138,779	149,063	10,284	7.4%
Same Property Net Operating Income	$305,422	$310,851	$5,429	1.8%

Cash-Basis Rental Property Revenues (3)	$402,226	$427,606	$25,380	6.3%
Cash-Basis Rental Property Operating Expenses (4)	138,418	148,975	10,557	7.6%
Cash-Basis Same Property Net Operating Income	$263,808	$278,631	$14,823	5.6%

Weighted Average Occupancy	89.7%	88.7%

(1)
Same Properties include those operating office properties that were stabilized and owned by the Company for the entirety of all comparable reporting periods presented. See Portfolio Statistics on pages 16 and 17 for footnotes indicating which properties are not included in Same Property. See Non-GAAP Financial
Measures - Calculations and Reconciliations beginning on page 32.

(2)
Rental Property Revenues and Operating Expenses include results for the Company and its share of unconsolidated joint ventures and exclude termination fee income. Net operating income for unconsolidated joint ventures is calculated as Rental Property Revenues less termination fee income and Rental Property
Operating Expenses at the joint ventures, multiplied by the Company's ownership interest. The Company does not control the operations of the unconsolidated joint ventures but believes that including these amounts with consolidated net operating income is meaningful to investors and analysts.

(3)
Cash-Basis Rental Property Revenues include that of the Company and its share of unconsolidated joint ventures. It represents Rental Property Revenues, excluding termination fee income, straight-line rents, other deferred income amortization, amortization of lease inducements, and amortization of acquired above and below market rents.

(4)
Cash-Basis Rental Property Operating Expenses include that of the Company and its share of unconsolidated joint ventures. It represents Rental Property
Operating Expenses, excluding straight-line ground rent expense and amortization of above and below market ground rent expense.

Cousins Properties	20	Q2 2026 Supplemental Information

OFFICE LEASING ACTIVITY

	Three Months Ended June 30, 2026				Six Months Ended June 30, 2026
	New	Renewal	Expansion	Total	New	Renewal	Expansion	Total
Net leased square feet (1)	331,726	529,767	62,893	924,386	737,343	978,025	140,587	1,855,955
Number of transactions	25	19	5	49	43	38	17	98
Lease term in years (2)	9.0	8.4	9.6	8.7	8.7	6.8	8.6	7.7

Net effective rent calculation (per square foot per year) (2)
Net annualized rent (3)	$41.22	$39.73	$55.62	$41.35	$42.51	$42.09	$51.24	$42.96
Net free rent	(2.84)	(2.03)	(4.19)	(2.47)	(3.07)	(1.33)	(3.07)	(2.16)
Leasing commissions	(3.55)	(2.75)	(4.10)	(3.13)	(3.54)	(2.84)	(3.85)	(3.20)
Tenant improvements	(10.67)	(5.45)	(10.97)	(7.70)	(10.60)	(4.80)	(8.76)	(7.40)
Total leasing costs	(17.06)	(10.23)	(19.26)	(13.30)	(17.21)	(8.97)	(15.68)	(12.76)
Net effective rent	$24.16	$29.50	$36.36	$28.05	$25.30	$33.12	$35.56	$30.20

Second generation leased square footage (4)				637,741				1,294,174
Increase in straight-line basis second generation net rent per square foot (5)				26.8%				27.8%
Increase in cash-basis second generation net rent per square foot (6)				9.2%				12.2%

(1)	Comprised of total square feet leased, unadjusted for ownership share. Excludes leases approximately one year or less, along with apartment, retail, amenity, storage, and intercompany space leases.
(2)	Weighted average of net leased square feet.
(3)	Straight-line net rent per square foot (operating expense reimbursements deducted from gross leases) over the lease term, prior to any deductions for leasing costs. Excludes percent rent leases.
(4)	Excludes leases executed for spaces that were vacant upon acquisition, new leases in development properties, percentage rent leases, and leases for spaces that have been vacant for one year or more.
(5)	Increase in second generation straight-line basis net annualized rent on a weighted average basis.
(6)
Increase in second generation net cash rent at the end of the term paid by the prior tenant compared to net cash rent at the beginning of the term (after any free rent period) paid by the current tenant on a weighted average basis. For early renewals, the final net cash rent paid under the original lease is compared to the first net cash rent paid under the terms of the renewal. Net cash rent is net of any recovery of operating expenses but prior to any deductions for leasing costs.

Cousins Properties	21	Q2 2026 Supplemental Information

OFFICE LEASE EXPIRATIONS
Lease Expirations by Year (1)

Year of Expiration	Square Feet Expiring	% of Leased Space	Annual Contractual Rent ($ in thousands) (2)	% of Annual Contractual Rent	Annual Contractual Rent/Sq. Ft.

2026	435,578	2.3%	$19,853	1.9%	$45.58
2027	835,087	4.5%	38,493	3.6%	46.10
2028	1,663,619	9.0%	82,762	7.8%	49.75
2029	1,910,000	10.3%	96,957	9.2%	50.76
2030	1,735,389	9.3%	90,418	8.5%	52.10
2031	1,421,956	7.6%	81,937	7.7%	57.62
2032	1,867,635	10.1%	104,287	9.8%	55.84
2033	2,221,608	12.0%	138,002	13.0%	62.12
2034	1,351,058	7.3%	78,536	7.4%	58.13
2035 & Thereafter	5,123,808	27.6%	330,131	31.1%	64.43

Total	18,565,738	100.0%	$1,061,376	100.0%	$57.17

(1) Company's share of leases expiring after June 30, 2026, excluding leases at properties held for sale as of June 30, 2026. Expiring square footage for which new leases have been executed is reflected based on the expiration date of the new lease.

(2) Annual Contractual Rent is the estimated rent in the year of expiration. It includes the minimum base rent and an estimate of the tenant's share of operating expenses, if applicable, as defined in the respective leases.

Cousins Properties	22	Q2 2026 Supplemental Information

TOP 20 OFFICE TENANTS (1)

	Tenant (2)	Number of Properties Occupied	Number of Markets Occupied	Company's Share of Square Footage	Company's Share of Annualized Rent ($ in thousands) (3)	Percentage of Company's Share of Annualized Rent	Weighted Average Remaining Lease Term (Years)
1	Amazon	5	3	1,461,805	$80,477	9.0%	5.5
2	Alphabet (4)	1	1	799,149	48,128	5.4%	11.6
3	NCR Voyix	2	2	815,634	43,982	4.9%	6.9
4	ExxonMobil	1	1	298,396	21,862	2.4%	6.5
5	IBM	1	1	319,863	18,982	2.1%	14.2
6	Expedia	1	1	315,882	17,603	2.0%	4.8
7	Apache	1	1	362,803	14,567	1.6%	12.5
8	Ovintiv USA (5)	1	1	318,582	13,868	1.5%	0.8
9	Barings	1	1	203,319	9,644	1.1%	5.3
10	Deloitte	4	3	193,751	9,337	1.0%	8.0
11	McGuireWoods LLP	2	2	176,498	8,685	1.0%	14.5
12	ADP	1	1	225,000	8,320	0.9%	1.8
13	BlackRock	1	1	131,656	7,898	0.9%	9.9
14	McKinsey & Company	3	3	138,532	7,358	0.8%	6.3
15	Smurfit Westrock	1	1	181,351	7,041	0.8%	3.8
16	Amgen	1	1	163,169	7,003	0.8%	2.3
17	Time Warner Cable	2	1	119,018	6,432	0.7%	2.3
18	Samsung (6)	1	1	133,860	6,376	0.7%	1.0
19	Workday, Inc.	1	1	131,952	6,342	0.7%	7.0
20	Allstate	1	1	148,262	6,327	0.7%	3.5
	Total			6,638,482	$350,232	39.0%	6.4

(1)	Excludes leases at properties held for sale as of June 30, 2026.
(2)	In some cases, the actual tenant may be an affiliate of the entity shown, and the entity shown may not be a guarantor of the obligations of that tenant.
(3)
Annualized Rent represents the annualized cash rent including the tenant's share of estimated operating expenses, if applicable, paid by the tenant as of June 30, 2026. If the tenant was in a free rent period as of June 30, 2026, Annualized Rent represents the annualized contractual rent the tenant will pay in the first month it is required to pay full cash rent.

(4)
Effective June 1, 2026, Alphabet began to self manage the property, including directly paying some operating expenses. As a result, operating expenses paid directly by Alphabet are no longer included in annualized rent.

(5)
In the third quarter of 2025, the Company proactively entered into an early termination agreement with Ovintiv. Approximately 88% of
Ovintiv's premises were previously subleased and following Ovintiv's expiration on June 30, 2026, the subtenants became direct tenants.
The above reflects these subtenants' remaining lease term as of June 30, 2026.

(6)	The weighted average lease term includes a second quarter 2026 eight year partial renewal of 11,000 square feet.

Cousins Properties	23	Q2 2026 Supplemental Information

TENANT INDUSTRY DIVERSIFICATION

Percentage of Company's Share of Annualized Rent (1)

Financial 14.0%
Legal 10.0%
Professional Services 9.1%
Energy 6.7%
Consumer Goods & Services 6.5%
Real Estate 5.2%
Other 5.1%
Health Care 4.9%
Insurance 4.8%
Construction/Design 2.6%
Marketing/Media/Telecom 2.3%
Technology 28.8%

(1) Annualized Rent represents the annualized cash rent including the tenant's share of estimated operating expenses, if applicable, paid by the tenant as of
June 30, 2026. If the tenant was in a free rent period as of June 30, 2026, Annualized Rent represents the annualized contractual rent the tenant will pay in the first month the tenant is required to pay full rent.
Note: Management uses SIC codes when available, along with their judgment, to determine tenant industry classification. This schedule includes leases that have commenced. Leases that have been signed but have not commenced and leases at properties held for sale as of June 30, 2026 are excluded.

Cousins Properties	24	Q2 2026 Supplemental Information

INVESTMENT ACTIVITY
Completed Operating Property Acquisitions

Property	Type	Market	Company's Ownership Interest	Timing	Square Feet	Gross Purchase Price ($ in thousands) (1)

2026
300 South Tryon	Office	Charlotte	100%	1Q	638,000	$317,500
100 Mill (2)	Office	Phoenix	100%	2Q	288,000	18,500

2025
The Link	Office	Dallas	100%	3Q	292,000	218,000

2024
Proscenium	Office	Atlanta	20%	3Q	525,000	83,250
Sail Tower	Office	Austin	100%	4Q	804,000	521,800
Vantage South End	Office	Charlotte	100%	4Q	639,000	328,500

2022
Avalon (3)	Office	Atlanta	100%	2Q	480,000	43,400

2021
725 Ponce	Office	Atlanta	100%	3Q	372,000	300,200
Heights Union	Office	Tampa	100%	4Q	294,000	144,800

					4,332,000	$1,975,950
Completed Property Developments

Project	Type	Market	Company's Ownership Interest	Timing (4)	Square Feet	Total Project Cost ($ in thousands) (1)

2026
Neuhoff Commercial - Phase 1	Mixed	Nashville	50%	(5)	450,000	$306,000
Neuhoff Apartment	Residential	Nashville	50%	1Q	454,000	217,000

2025
Domain 9	Office	Austin	100%	1Q	338,000	147,000

2022
300 Colorado	Office	Austin	100%	1Q	369,000	193,000
100 Mill (2)	Office	Phoenix	90%	4Q	288,000	156,000

2021
10000 Avalon (3)	Office	Atlanta	90%	1Q	251,000	96,000
120 West Trinity	Mixed	Atlanta	20%	2Q	353,000	89,000
Domain 10	Office	Austin	100%	3Q	300,000	111,000

					2,803,000	$1,315,000
(1) Except as otherwise noted, amounts represent total purchase prices, total project costs paid by the Company and, where applicable, its joint venture partner.
(2) Developed 100 Mill as the majority partner in a 90-10 joint venture, HICO 100 Mill LLC. In 2026, we purchased the outside interest of 10% in HICO 100 Mill LLC for $18.5 million in a transaction that valued the property at $158.7 million.
(3) Developed 8000 Avalon and 10000 Avalon as the majority partner in 90-10 joint ventures, HICO Avalon LLC and HICO Avalon II LLC, respectively. In 2022, we purchased the outside interest of 10% in HICO Avalon LLC and HICO Avalon II LLC for $43 million in a transaction that valued the properties at $302 million.
(4) Represents timing of stabilization.
(5) While construction is substantially complete, this operating property has not yet reached stabilization.

Cousins Properties	25	Q2 2026 Supplemental Information

INVESTMENT ACTIVITY
Completed Operating Property Dispositions

Property	Type	Market	Company's Ownership Interest	Timing	Square Feet	Gross Sales Price ($ in thousands)

2026
Harborview Plaza	Office	Tampa	100%	1Q	206,000	$39,500
Research Park V	Office	Austin	100%	2Q	173,000	42,000

2022

Carolina Square	Mixed	Charlotte	50%	3Q	468,000	105,000	(1)

2021
Burnett Plaza	Office	Fort Worth	100%	2Q	1,023,000	137,500
One South at the Plaza	Office	Charlotte	100%	3Q	891,000	271,500
Dimensional Place	Office	Charlotte	50%	3Q	281,000	60,800	(1)
816 Congress	Office	Austin	100%	4Q	435,000	174,000

					3,477,000	$830,300
(1) Amount represents proceeds, before debt and other adjustments, received by the Company for the sale of its unconsolidated interest in the joint venture to its partner.

Cousins Properties	26	Q2 2026 Supplemental Information

DEVELOPMENT PIPELINE

Project	Type	Market	Company's Ownership Interest	Construction Start Date	Square Feet/Units	Estimated Project Cost ($ in thousands)	Company's Share of Estimated Project Cost ($ in thousands)	Project Cost Incurred to Date ($ in thousands)	Company's Share of Project Cost Incurred to Date ($ in thousands)	Percent Leased	Initial Occupancy	Estimated Stabilization

The Company had no projects under active development as of June 30, 2026.

Cousins Properties	27	Q2 2026 Supplemental Information

LAND INVENTORY

	Market	Company's Ownership Interest	Financial Statement Presentation	Total Developable Land (Acres)

3354/3356 Peachtree	Atlanta	95%	Consolidated	3.2
715 Ponce	Atlanta	50%	Unconsolidated	1.0
887 West Peachtree	Atlanta	100%	Consolidated	1.6
Domain Point 3	Austin	90%	Consolidated	1.7
Domain Central	Austin	100%	Consolidated	5.6
South End Station	Charlotte	100%	Consolidated	3.4
303 Tremont (1)	Charlotte	100%	Consolidated	2.4
Legacy Union 2 & 3	Dallas	95%	Consolidated	4.0
Neuhoff Commercial - Phase II (2)	Nashville	50%	Unconsolidated	1.4
Corporate Center 5 & 6 (3)	Tampa	100%	Consolidated	14.1
Total				38.4

Total Cost Basis of Land ($ in thousands)				$234,286

Company's Share of Cost Basis of Land ($ in thousands)				$191,742

(1)	303 Tremont is under contract for sale and is expected to close in the second half of 2026.
(2)
The cost basis for the Neuhoff Commercial - Phase II land site of $73 million includes costs related to initial parking and infrastructure work completed during the construction of Phase I, of which the Company's share is 50%.

(3)	Corporate Center 5 is controlled through a long-term ground lease.

Cousins Properties	28	Q2 2026 Supplemental Information

DEBT SCHEDULE (1)

Company's Share of Debt Maturities and Principal Payments
($ in thousands)
Description (Interest Rate Base, if not fixed)	Company's Ownership Interest	Rate at End of Quarter	Maturity Date (2)	2026	2027	2028	2029	2030	Thereafter	Total Principal	Original Issue Discount		Deferred Loan Costs	Total

Consolidated Debt
Consolidated Debt - Floating Rate
Term Loan, Unsecured (SOFR + 0.800%) (3)	100%	4.420%	8/11/27	$—	$100,000	$—	$—	$—	$—	$100,000	$—		$(20)	$99,980
Term Loan, Unsecured (SOFR + 0.800%) (4)	100%	4.420%	3/3/28	—	—	200,000	—	—	—	200,000	—		(50)	199,950
Credit Facility, Unsecured (SOFR + 0.725%) (5)	100%	4.345%	4/1/31	—	—	—	—	—	167,000	167,000	—		—	167,000
Total Consolidated Floating Rate Debt				—	100,000	200,000	—	—	167,000	467,000	—		(70)	466,930

Consolidated Debt - Fixed Rate
Colorado Tower	100%	3.450%	9/1/26	99,721	—	—	—	—	—	99,721	—		—	99,721
201 North Tryon	100%	3.370%	10/1/26	116,941	—	—	—	—	—	116,941	—		(6)	116,935
Privately Placed Senior Notes, Unsecured	100%	4.090%	7/6/27	—	100,000	—	—	—	—	100,000	—		(42)	99,958
Privately Placed Senior Notes, Unsecured	100%	3.780%	7/6/27	—	125,000	—	—	—	—	125,000	—		(62)	124,938
Term Loan, Unsecured (4)	100%	4.418%	3/3/28	—	—	200,000	—	—	—	200,000	—		(50)	199,950
Privately Placed Senior Notes, Unsecured	100%	3.860%	7/6/28	—	—	250,000	—	—	—	250,000	—		(224)	249,776
Privately Placed Senior Notes, Unsecured	100%	3.950%	7/6/29	—	—	—	275,000	—	—	275,000	—		(335)	274,665
Public Senior Notes, Unsecured (6)	100%	5.250%	7/15/30	—	—	—	—	500,000	—	500,000	(53)	—	(3,401)	496,546
Terminus (7)	100%	6.340%	1/15/31	—	—	—	—	—	221,000	221,000	—		(204)	220,796
Public Senior Notes, Unsecured (8)	100%	5.375%	2/15/32	—	—	—	—	—	400,000	400,000	(1,745)		(2,813)	395,442
Public Senior Notes, Unsecured (9)	100%	4.875%	3/1/33	—	—	—	—	—	500,000	500,000	(3,568)		(4,069)	492,363
Public Senior Notes, Unsecured (10)	100%	5.875%	10/1/34	—	—	—	—	—	500,000	500,000	(1,252)		(4,704)	494,044
Total Consolidated Fixed Rate Debt				216,662	225,000	450,000	275,000	500,000	1,621,000	3,287,662	(6,618)		(15,910)	3,265,134

Total Consolidated Debt				216,662	325,000	650,000	275,000	500,000	1,788,000	3,754,662	(6,618)		(15,980)	3,732,064

Unconsolidated Debt
Unconsolidated Debt - Floating Rate
Neuhoff (SOFR + 3.000%) (11)	50%	6.630%	9/30/27	—	127,014	—	—	—	—	127,014	—		(124)	126,890
									.
Unconsolidated Debt - Fixed Rate
Medical Offices at Emory Hospital	50%	4.800%	6/1/32	—	—	—	—	—	41,500	41,500	—		(236)	41,264

Total Unconsolidated Debt				—	127,014	—	—	—	41,500	168,514	—		(360)	168,154

Total Debt				$216,662	$452,014	$650,000	$275,000	$500,000	$1,829,500	$3,923,176	$(6,618)		$(16,340)	$3,900,218

Total Maturities (12)				$215,159	$452,014	$650,000	$275,000	$500,000	$1,829,500	$3,921,673
% of Maturities				5%	12%	17%	7%	13%	46%	100%
Continued on next page

Cousins Properties	29	Q2 2026 Supplemental Information

DEBT SCHEDULE (1)
Credit Facility
$207M
Construction
Loan
$125M
Mortgage
$71
Unsecured
Senior Notes
$250M
Term Loan
$100M
Mortgage $42M
Construction
Loan
$127M
Credit Facility
$167M
Unsecured
Senior Notes
$400M
Unsecured
Senior Notes
Unsecured
Senior Notes
Unsecured
Senior Notes
Term Loan
$400M
Unsecured
Senior Notes
$225M
Unsecured
Senior Notes
Mortgages
$221M
Mortgages
Continued on next page

Cousins Properties	30	Q2 2026 Supplemental Information

DEBT SCHEDULE (1)
Floating and Fixed Rate Debt Analysis

	Total Principal ($ in thousands)	Total Debt (%)	Weighted Average Interest Rate	Weighted Average Maturity (Years) (2)
Floating Rate Debt	$594,014	15%	4.87%	2.4
Fixed Rate Debt	3,329,162	85%	4.90%	4.5
Total Debt	$3,923,176	100%	4.89%	4.2

(1)	All amounts are presented at Company share.
(2)	Maturity dates shown assume the Company exercises all extensions available as of the date of this report.
(3)
The Company exercised the fifth of its six consecutive options to extend the maturity date of this term loan. This extension will become effective August 19, 2026, and will extend the maturity date to February 12, 2027. One additional six month extension option remains unexercised. The spread over SOFR at June 30, 2026, was 1.00%.
In February 2026, the Company paid $150 million towards the principal of the term loan. In April 2026, the Company entered into the fourth amendment of the term loan agreement, which granted two additional 180 day extension options, extending the final maturity date to August 11, 2027, and updated the spread over SOFR of
1.00% to 0.80%.

(4)
The Company exercised the fourth of its six consecutive options to extend the maturity date of this term loan. This extension will become effective September 3, 2026, and will extend the maturity date to March 3, 2027. Two additional six month extension options remain unexercised. At the time of the third extension, the Company elected six month Term SOFR +0.85% for $200 million of the debt outstanding, fixing the underlying SOFR interest rate at 3.618% through September 3, 2026. In April
2026, we entered into second amendment to the delayed draw term loan, which granted two additional six month extension options, extending the final maturity date to March 3, 2028, and reducing the spread over SOFR of 0.85% to the spread over SOFR +0.80%. As of June 30, 2026, the spread over SOFR of the remaining $200 million of the term loan was 0.80%.

(5)
In April 2026, the Company entered into the sixth amendment to the Credit Facility, which increased the facility's capacity from $1.0 billion to $1.2 billion and extended the maturity date from April 30, 2027 to April 1, 2031. Additionally, the amendment reduced the spread over SOFR of 0.775% to the spread over SOFR of 0.725%. As of
June 30, 2026, the Company had $167.0 million drawn under the Credit Facility and had the ability to borrow an additional $1.0 billion.

(6)	This note has a coupon of 5.25% with an effective rate of 5.251% including the original issue discount.
(7)	Represents $123.0 million and $98.0 million non-cross collateralized mortgages secured by the Terminus 100 and Terminus 200 buildings, respectively.
(8)	This note has a coupon of 5.375% with an effective rate of 5.464% including the original issue discount.
(9)	This note has a coupon of 4.875% with an effective rate of 5.001% including the original issue discount.
(10)	This note has a coupon of 5.875% with an effective rate of 5.912% including the original issue discount.
(11)
The Company's share of the total borrowing capacity of the construction loan is approximately $136.8 million. The maturity date of the construction loan is September
30, 2026, and the spread in excess of SOFR is 3.00%. The joint venture has an option to extend the maturity date an additional 12 months, subject to certain conditions.

(12)	Maturities include principal payments due at the maturity date. Maturities do not include scheduled principal payments due prior to the maturity date.

Cousins Properties	31	Q2 2026 Supplemental Information

JOINT VENTURE INFORMATION (1)

Joint Venture	Property	Cash Flows to Cousins (2)	Options

Consolidated:
TR Domain Point LLC	Domain Point	Preferred return on preferred equity contribution, then 96.5% of remaining cash flows.	Partner has put options under various circumstances.

Unconsolidated:
AMCO 120 WT Holdings LLC	120 West Trinity	20% of cash flows.	Cousins or partner can trigger a buyout upon which Cousins would receive the office component, and partner would receive the multifamily component, with a net settlement at a then agreed upon value.
Crawford Long-CPI, LLC	Medical Offices at Emory Hospital	50% of cash flows.	Cousins can put its interest to partner, or partner can call Cousins' interest, at a value determined by appraisal.
Neuhoff Holdings LLC	Neuhoff	50% of cash flows until return of contributed capital to partners; portions of cash amounts received in excess of contributed capital to equity partners are paid to development partner as a promote.	Cousins or its equity partner can trigger a sale process, subject to a right of first offer that can be exercised by the non-triggering party.
TL CO Proscenium JV LLC	Proscenium	20% of cash flows.	Cousins' equity partner can trigger a sale process, subject to a right of first offer that can be exercised by Cousins. Additionally, Cousins has a put option under various circumstances.

(1)	This schedule only contains information related to joint ventures that hold an ownership interest in operating office buildings or projects under active development.
(2)
Each respective joint venture agreement may contain additional terms that affect the distribution of operating cash flows and capital transaction proceeds that are not yet effective, including the distribution of promoted interest.

Cousins Properties	32	Q2 2026 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

	2024	2025 1st	2025 2nd	2025 3rd	2025 4th	2025	2026 1st	2026 2nd	YTD 2026

FFO and EBITDAre
Net income (loss) available to common stockholders	$45,962	$20,897	$14,483	$8,590	$(3,467)	$40,503	$(24,856)	$26,158	$1,302
Depreciation and amortization of real estate assets:
Consolidated properties	364,584	101,996	100,769	105,152	106,954	414,871	108,267	104,699	212,966
Share of unconsolidated joint ventures	4,745	2,212	2,489	3,034	3,004	10,739	3,053	3,057	6,110
Partners' share of real estate depreciation	(1,106)	(274)	(250)	(241)	(240)	(1,005)	(240)	(101)	(341)
Operating property impairment	—	—	—	—	13,286	13,286	36,600	—	36,600
Loss (gain) on depreciated property transactions:
Consolidated properties	(101)	—	—	—	—	—	47	(9,172)	(9,125)
Non-controlling interest related to unitholders	8	3	3	1	—	7	(4)	4	—
FFO (1)	414,092	124,834	117,494	116,536	119,537	478,401	122,867	124,645	247,512
Interest Expense	126,960	38,763	40,753	44,327	45,106	168,949	47,834	49,699	97,533
Non-Real Estate Depreciation and Amortization	461	117	121	121	130	489	140	145	285
EBITDAre (1)	541,513	163,714	158,368	160,984	164,773	647,839	170,841	174,489	345,330

FFO and Net Operating Income from Unconsolidated Joint Ventures
Loss from Unconsolidated Joint Ventures	(2,796)	(1,883)	(1,587)	(2,682)	(2,007)	(8,159)	(2,642)	(2,215)	(4,857)
Depreciation and Amortization of Real Estate Assets	4,745	2,212	2,489	3,034	3,004	10,739	3,053	3,057	6,110
FFO - Unconsolidated Joint Ventures	1,949	329	902	352	997	2,580	411	842	1,253
Interest Expense	4,484	1,989	2,239	2,830	2,650	9,708	2,733	2,635	5,368
Other Expense	316	(79)	62	99	102	184	259	101	360
Other Income	(132)	(16)	(38)	(25)	(44)	(123)	(32)	(43)	(75)
Net Operating Income - Unconsolidated Joint Ventures	6,617	2,223	3,165	3,256	3,705	12,349	3,371	3,535	6,906

Market Capitalization
Common Stock Price Per Share at Period End	$30.64	$29.50	$30.03	$28.94	$25.78	$25.78	$22.57	$29.98	$29.98
Number of Common Stock/Units Outstanding at Period End	167,685	167,933	167,992	167,990	168,007	168,007	164,566	164,627	164,627
Equity Market Capitalization	5,137,868	4,954,024	5,044,800	4,861,631	4,331,220	4,331,220	3,714,255	4,935,517	4,935,517

Consolidated Debt	3,095,666	3,020,741	3,476,761	3,309,383	3,340,815	3,340,815	3,772,182	3,732,064	3,732,064
Share of Unconsolidated Debt	178,722	182,735	183,847	165,737	166,205	166,205	166,568	168,154	168,154
Debt (1)	3,274,388	3,203,476	3,660,608	3,475,120	3,507,020	3,507,020	3,938,750	3,900,218	3,900,218

Total Market Capitalization	8,412,256	8,157,500	8,705,408	8,336,751	7,838,240	7,838,240	7,653,005	8,835,735	8,835,735
Credit Ratios
Debt (1)	3,274,388	3,203,476	3,660,608	3,475,120	3,507,020	3,507,020	3,938,750	3,900,218	3,900,218
Less: Cash and Cash Equivalents	(7,349)	(5,330)	(416,840)	(4,675)	(5,720)	(5,720)	(6,296)	(6,699)	(6,699)
Less: Share of Unconsolidated Cash and Cash Equivalents (1)	(6,821)	(6,332)	(4,448)	(6,484)	(5,633)	(5,633)	(6,333)	(6,314)	(6,314)
Net Debt (1)	3,260,218	3,191,814	3,239,320	3,463,961	3,495,667	3,495,667	3,926,121	3,887,205	3,887,205
Total Market Capitalization	8,412,256	8,157,500	8,705,408	8,336,751	7,838,240	7,838,240	7,653,005	8,835,735	8,835,735
Net Debt / Total Market Capitalization	38.8%	39.1%	37.2%	41.6%	44.6%	44.6%	51.3%	44.0%	44.0%
Continued on next page

Cousins Properties	33	Q2 2026 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

	2024	2025 1st	2025 2nd	2025 3rd	2025 4th	2025	2026 1st	2026 2nd	YTD 2026
Total Assets - Consolidated	8,802,146	8,663,360	9,051,863	8,900,481	8,890,132	8,890,132	9,087,843	9,040,873	9,040,873
Accumulated Depreciation - Consolidated	1,821,559	1,893,215	1,982,700	2,045,711	2,120,930	2,120,930	2,164,229	2,134,798	2,134,798
Undepreciated Assets - Unconsolidated (1)	356,091	363,789	368,322	375,572	376,850	376,850	378,996	382,902	382,902
Less: Investment in Unconsolidated Joint Ventures	(185,478)	(191,505)	(192,420)	(215,507)	(215,301)	(215,301)	(213,988)	(212,792)	(212,792)
Total Undepreciated Assets (1)	10,794,318	10,728,859	11,210,465	11,106,257	11,172,611	11,172,611	11,417,080	11,345,781	11,345,781
Net Debt (1)	3,260,218	3,191,814	3,239,320	3,463,961	3,495,667	3,495,667	3,926,121	3,887,205	3,887,205
Net Debt / Total Undepreciated Assets (1)	30.2%	29.7%	28.9%	31.2%	31.3%	31.3%	34.4%	34.3%	34.3%

Coverage Ratios (1)
Interest Expense	126,960	38,763	40,753	44,327	45,106	168,949	47,834	49,699	97,533
Scheduled Principal Payments	8,222	1,667	1,681	1,696	1,710	6,754	1,725	1,740	3,465
Fixed Charges	135,182	40,430	42,434	46,023	46,816	175,703	49,559	51,439	100,998
EBITDAre	541,513	163,714	158,368	160,984	164,773	647,839	170,841	174,489	345,330
EBITDAre / Fixed Charges (1)	4.01	4.05	3.73	3.50	3.52	3.69	3.45	3.39	3.42

Net Debt	3,260,218	3,191,814	3,239,320	3,463,961	3,495,667	3,495,667	3,926,121	3,887,205	3,887,205
Annualized EBITDAre (2)	632,139	654,856	633,472	643,936	659,092	659,092	694,096	697,956	697,956
Net Debt / Annualized EBITDAre	5.16	4.87	5.11	5.38	5.30	5.30	5.66	5.57	5.57

Dividend Information
Common Dividends	199,679	53,732	53,746	53,746	53,754	214,978	52,646	52,672	105,318
FFO	414,092	124,834	117,494	116,536	119,537	478,401	122,867	124,645	247,512
FFO Payout Ratio	48.2%	43.0%	45.7%	46.1%	45.0%	44.9%	42.8%	42.3%	42.6%

Operations Ratio
Total Undepreciated Assets (1)	10,794,318	10,728,859	11,210,465	11,106,257	11,172,611	11,172,611	11,417,080	11,345,781	11,345,781
General and Administrative Expenses	36,566	10,709	9,738	9,510	8,685	38,642	11,840	12,115	23,955
Annualized General and Administrative Expenses (2) / Total Undepreciated Assets	0.34%	0.40%	0.35%	0.34%	0.31%	0.31%	0.41%	0.43%	0.43%
Continued on next page

Cousins Properties	34	Q2 2026 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

	2024	2025 1st	2025 2nd	2025 3rd	2025 4th	2025	2026 1st	2026 2nd	YTD 2026
Net income (loss) available to common stockholders	$45,962	$20,897	$14,483	$8,590	$(3,467)	$40,503	$(24,856)	$26,158	$1,302
Depreciation and amortization of real estate assets	368,223	103,934	103,008	107,945	109,718	424,605	111,080	107,655	218,735
Loss (gain) on depreciated property transactions	(101)	—	—	—	—	—	47	(9,172)	(9,125)
Operating property impairment	—	—	—	—	13,286	13,286	36,600	—	36,600
Non-controlling interest related to unitholders	8	3	3	1	—	7	(4)	4	—
FFO (1)	414,092	124,834	117,494	116,536	119,537	478,401	122,867	124,645	247,512
Non-Cash Debt Amortization	4,068	1,056	997	1,290	1,188	4,531	1,229	1,511	2,740
Non-Cash Stock-Based Compensation	14,782	5,993	3,746	3,379	3,356	16,474	6,013	3,670	9,683
Non-Real Estate Depreciation and Amortization	461	117	121	121	130	489	140	145	285
Lease Inducement Amortization	2,169	531	267	938	650	2,386	431	698	1,129
Straight-Line Rent Ground Leases	470	118	118	72	100	408	99	(212)	(113)
Above and Below Market Ground Rent	240	52	53	52	125	282	71	70	141
Deferred Income - Tenant Improvements	(28,598)	(8,472)	(8,947)	(9,147)	(9,353)	(35,919)	(9,522)	(10,088)	(19,610)
Above and Below Market Rents, Net	(6,167)	(2,845)	(2,828)	(3,422)	(3,514)	(12,609)	(4,104)	(4,266)	(8,370)
Second Generation Capital Expenditures (CAPEX)	(116,093)	(33,281)	(28,636)	(29,981)	(47,457)	(139,355)	(26,625)	(35,914)	(62,539)
Straight-Line Rental Revenue	(24,508)	(12,477)	(11,283)	(9,424)	(6,117)	(39,301)	(9,544)	(6,861)	(16,405)
Land and Related Predevelopment Costs Impairment	—	—	—	—	1,034	1,034	—	—	—
Loss on Sales of Undepreciated Investment Properties	3	—	—	—	—	—	—	—	—
FAD (1)	260,919	75,626	71,102	70,414	59,679	276,821	81,055	73,398	154,453
Weighted Average Shares - Diluted	154,015	168,593	168,765	168,738	168,770	168,716	167,681	165,292	166,486
FAD per share	$1.69	$0.45	$0.42	$0.42	$0.35	$1.64	$0.48	$0.44	$0.93
Common Dividends on outstanding shares	199,679	53,732	53,746	53,746	53,754	214,978	52,646	52,672	105,318
Common Dividends per share	$1.28	$0.32	$0.32	$0.32	$0.32	$1.28	$0.32	$0.32	$0.64
FAD Payout Ratio	76.5%	71.0%	75.6%	76.3%	90.1%	77.7%	65.0%	71.8%	68.2%

2nd Generation CAPEX
Second Generation Leasing Costs	86,829	24,789	21,475	18,944	36,482	101,690	16,863	25,836	42,699
Second Generation Building Improvements	29,264	8,492	7,161	11,037	10,975	37,665	9,762	10,078	19,840
	116,093	33,281	28,636	29,981	47,457	139,355	26,625	35,914	62,539

(1) Includes the Company's share of unconsolidated joint ventures. These amounts are derived from the amounts in the categories indicated that are recorded at the joint venture multiplied by the Company's ownership interest. The Company does not control the operations of the unconsolidated joint ventures but believes that including these amounts in the categories indicated is meaningful to investors and analysts.

(2) Amounts represent most recent quarter annualized with the exception of annualized EBITDAre, which includes adjustments to reflect a full year of NOI from operating properties acquired during the most recent quarter.

Note: Amounts may differ slightly from other schedules contained herein due to rounding.

Cousins Properties	35	Q2 2026 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS
FUNDS FROM OPERATIONS

	(in thousands, except per share amounts)
	Three Months Ended June 30,
	2026			2025
	Dollars	Weighted Average Common Shares	Per Share Amount	Dollars	Weighted Average Common Shares	Per Share Amount
Net Income Available to Common Stockholders	$26,158	164,561	$0.16	$14,483	167,930	$0.09
Noncontrolling interest related to unitholders	4	25	—	3	25	—
Conversion of unvested restricted stock units	—	706	—	—	810	—

Net Income — Diluted	26,162	165,292	0.16	14,486	168,765	0.09
Depreciation and amortization of real estate assets:
Consolidated properties	104,699	—	0.63	100,769	—	0.60
Share of unconsolidated joint ventures	3,057	—	0.02	2,489	—	0.01
Partners' share of real estate depreciation	(101)	—	—	(250)	—	—
Gain on investment property transactions	(9,172)	—	(0.06)	—	—	—
Funds From Operations	$124,645	165,292	$0.75	$117,494	168,765	$0.70

Continued on next page

Cousins Properties	36	Q2 2026 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

	(in thousands, except per share amounts)
	Six Months Ended June 30,
	2026			2025
	Dollars	Weighted Average Common Shares	Per Share Amount	Dollars	Weighted Average Common Shares	Per Share Amount
Net Income Available to Common Stockholders	$1,302	165,685	$0.01	$35,380	167,870	$0.21
Noncontrolling interest related to unitholders	—	25	—	6	25	—
Conversion of unvested restricted stock units	—	776	—	—	784	—

Net Income — Diluted	1,302	166,486	0.01	35,386	168,679	0.21
Depreciation and amortization of real estate assets:
Consolidated properties	212,966	—	1.27	202,765	—	1.20
Share of unconsolidated joint ventures	6,110	—	0.04	4,701	—	0.03
Partners' share of real estate depreciation	(341)	—	—	(524)	—	—
Gain on investment property transactions	(9,125)	—	(0.05)	—	—	—
Operating property impairment	36,600	—	0.22	—	—	—
Funds From Operations	$247,512	166,486	$1.49	$242,328	168,679	$1.44

The tables above show FFO and the related reconciliation from Net Income Available to Common Stockholders for Cousins Properties Incorporated and Subsidiaries.
See page 39 for definition of FFO.

Cousins Properties	37	Q2 2026 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

	($ in thousands)		($ in thousands)
	Three Months Ended		Six Months Ended
Net Operating Income	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025

Net income	$26,234	$14,658	$1,564	$35,751
Net operating income from unconsolidated joint ventures	3,535	3,165	6,906	5,388
Fee income	(2,267)	(494)	(3,512)	(990)
Termination fee income	(2,239)	—	(4,070)	(2,866)
Other income	(547)	(1,919)	(1,303)	(8,724)
Reimbursed expenses	172	119	292	296
General and administrative expenses	12,115	9,738	23,955	20,447
Interest expense	47,064	38,514	92,165	75,288
Operating property impairment	—	—	36,600	—
Depreciation and amortization	104,845	100,890	213,251	203,004
Other expenses	389	443	827	865
Loss from unconsolidated joint ventures	2,215	1,587	4,857	3,470
Gain on investment property transactions	(9,172)	—	(9,125)	—
Net Operating Income	182,344	166,701	362,407	331,929
Less:
Partners' share of NOI from consolidated joint ventures	(192)	(450)	(645)	(920)
Cousins' share of NOI	$182,152	$166,251	$361,762	$331,009

Net Operating Income	$182,344	$166,701	$362,407	$331,929
Non-cash income	(20,252)	(22,563)	(43,017)	(46,315)
Non-cash expense	(36)	227	192	501
Cash-Basis Net Operating Income	$162,056	$144,365	$319,582	$286,115

Net Operating Income
Same Property	$155,508	$152,450	$310,851	$305,422
Non-Same Property	26,836	14,251	51,556	26,507
	$182,344	$166,701	$362,407	$331,929

Cash-Basis Net Operating Income
Same Property	$140,691	$132,835	$278,631	$263,808
Non-Same Property	21,365	11,530	40,951	22,307
	$162,056	$144,365	$319,582	$286,115

Cousins Properties	38	Q2 2026 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS
RECONCILIATION OF 2026 PROJECTED NET INCOME AVAILABLE
TO COMMON STOCKHOLDERS TO 2026 PROJECTED FFO

	Full Year 2026 Guidance
	(in thousands, except per share amounts)
	Low		High
	Dollars	Per Share Amount (1)	Dollars	Per Share Amount (1)
Net Income Available to Common Stockholders	$14,860	$0.08	$24,861	$0.14
Add: Noncontrolling interest related to unitholders	2	—	4	—

Net Income	14,862	0.08	24,865	0.14
Add: Depreciation and amortization of real estate assets	444,506	2.67	444,506	2.67
Add: Operating property impairment	36,600	0.22	36,600	0.22
Subtract: Gain on investment property transactions	(9,125)	(0.05)	(9,125)	(0.05)
Funds From Operations	$486,843	$2.92	$496,846	$2.98

(1) Calculated based on projected weighted average shares outstanding of 166.7 million.
R2 Weight Average Shares	166,727	24.57

Cousins Properties	39	Q2 2026 Supplemental Information

NON-GAAP FINANCIAL MEASURES - DEFINITIONS
The Company uses non-GAAP financial measures in its filings and other public disclosures. The following lists non-GAAP financial measures that the Company commonly uses, a description for each measure, the reasons that management believes the measure is useful to investors and, if material, additional uses of the measure by management of the Company.
“Cash-Basis Net Operating Income” represents Net Operating Income excluding straight-line rents, amortization of lease inducements, amortization of acquired above and below market rents, and non-cash ground lease expense.
“EBITDAre” is a supplemental operating performance measure used in the real estate industry. The Company calculates EBITDAre in accordance with the Nareit definition, which is net income (loss) available to common stockholders (computed in accordance with GAAP) plus interest expense, income tax expense, depreciation and amortization, losses (gains) on the disposition of depreciated property, and impairment of depreciated property. All additions include the Company's share of unconsolidated joint ventures. Management believes that EBITDAre provides analysts and investors with uniform and appropriate information to use in various ratios that evaluate the Company's level of debt.
"Funds Available for Distribution” (“FAD”) represents FFO adjusted to exclude the effect of non-cash items and transaction costs and include deductions for second generation Capital Expenditures ("CAPEX"). Management believes that FAD provides analysts and investors with information that assists in the comparability of the
Company's dividend policy with other real estate companies.
“Funds From Operations” (“FFO”) is a supplemental operating performance measure used  in  the real estate industry. The Company calculates FFO in accordance with the Nareit definition: net income (loss) available to common  stockholders
(computed in accordance  with GAAP), excluding depreciation and amortization related to real estate, gains and losses from sales of depreciable property, gains and losses from changes in control, impairment of depreciable real estate and after adjustments for unconsolidated partnerships and joint ventures to reflect FFO on the same basis. FFO is used by industry analysts and investors as a supplemental measure of an equity REIT's operating performance. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Thus, Nareit created FFO as a supplemental measure of
REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. Management believes that the use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial, improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Company management evaluates operating performance in part based on FFO. Additionally, the Company uses FFO and FFO per share, along with other measures, as a performance measure for incentive compensation to its officers and other key employees.
“Net Debt” represents the Company's consolidated debt plus the Company's share of unconsolidated debt, less consolidated cash and cash equivalents and our share of unconsolidated cash and cash equivalents. The Company believes excluding cash and cash equivalents from total debt provides an estimate of the net contractual amount of borrowed capital to be repaid, which it believes is a beneficial disclosure to investors and analysts.
“Net Operating Income” ("NOI") is used by industry analysts, investors, and
Company management to measure operating performance of the Company's properties. NOI, which is rental property revenues (excluding termination fee income)
less rental property operating expenses, excludes certain components from net income in order to provide results that are more closely related to a property's results of operations. Certain items, such as interest expense, while included in FFO and net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level. As a result, management uses only those income and expense items that are incurred at the property level to evaluate a property's performance. Depreciation, amortization, gains or losses on sales of depreciated investment assets, and impairment are also excluded from NOI for the reasons described under FFO.
“Same Property Net Operating Income” represents Net Operating Income or
Cash-Basis Net Operating Income for those operating office properties that were stabilized and owned by the Company for the entirety of all comparable reporting periods presented. Same Property Net Operating Income or Cash-Basis Same
Property Net Operating Income allows analysts, investors, and management to analyze continuing operations and evaluate the growth trend of the Company's portfolio.
“Second Generation Leasing Costs" and "Second Generation Building
Improvements” is used in the valuation and analysis of real estate. Because the
Company develops and acquires properties, in addition to operating existing properties, its property acquisition and development expenditures included in the
Statements of Cash Flows includes both initial costs associated with developing and acquiring investment assets and those expenditures necessary to lease, operate, and maintain existing properties at historic performance levels. The latter costs are referred to as second generation costs and are useful in evaluating the economic performance of the asset and in valuing the asset. Accordingly, the Company discloses the portion of its property acquisition and development expenditures that pertain to second generation space in its operating properties. The Company excludes from second generation leasing costs for vacant space in newly acquired buildings, leasing costs for spaces that have been vacant for one year or more, building improvements on newly acquired buildings that management identifies as necessary to bring the building to the Company's operational standards, and building improvements associated with properties identified as under redevelopment or repositioning. In addition, the Company excludes building improvements intended to attract tenants to increase revenues and/or occupancy rates.